Exhibit 10.2

GUARANTY OF RECOURSE OBLIGATIONS

FOR VALUE RECEIVED, and to induce BDS III MORTGAGE CAPITAL B LLC, a Delaware limited liability company, having an address at 280 Park Avenue, 28th Floor West, New York, New York 10017 (together with its successors and/or assigns, “Lender”), to lend to BOULDER ROAD LLC, a Colorado limited liability company, having its principal place of business at 833 W. South Boulder Road, Louisville, CO 80027 (“Borrower”), the principal sum of SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00) (the “Loan”), evidenced by that certain Promissory Note (as the same may be amended, restated, replaced, split or otherwise modified, the “Note”) and that certain Loan Agreement (as the same may be amended, restated, replaced or otherwise modified the “Loan Agreement”) and secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Instrument”; together with all other documents, agreements and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Documents”), Guarantor (defined below) is delivering this Guaranty (defined below) to Lender.  Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement.

1.As of this 26th day of April, 2019, the undersigned, GAIA, INC., a Colorado corporation, having its principal place of business at 833 W. South Boulder Road, Louisville, CO 80027 (hereinafter referred to as “Guarantor”), hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” shall mean: (i) all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Article 12 of the Loan Agreement, (ii) the Debt,  (iii) all obligations of Gaia International, Inc., a Colorado corporation (“Tenant”) under that certain Lease Agreement dated April 1, 2019 by and between Tenant and Borrower (the “Gaia Lease”) to pay all rent and other payments of Tenant under the Lease for a minimum of ten (10) years from the date thereof, and, all rent and other payments of the Tenant and any Affiliates of Tenant for any and all other space leased by any of them at the Property for a minimum of ten (10) years from the date hereof, and (iv) the payment of rent to the Borrower for any vacant space at the Property at the same rate paid by Tenant under its Lease (the rental obligations described in clauses (iii) and (iv) hereof being referred to as the “Tenant Rental Obligations”).

2.Nature of Guaranty.

(a)It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

(b)This is a guaranty of payment and not of collection and Guarantor shall be a primary obligor of the Guaranteed Obligations. Upon (i) the Guaranteed Obligations being incurred by Lender or upon (ii) any Event of Default by Borrower under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents or (iii) upon Tenant’s failure to pay any Tenant Rental Obligations (subject to applicable notice and cure provisions set forth in the Gaia Lease), Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan.

(c)It is the intent of Guarantor and Lender that the Guaranteed Obligations are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are paid in full, and not subject to refund or disgorgement, the Guaranteed Obligations shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a Guarantor.  This Guaranty shall be deemed to be continuing in nature and, subject to Section 20, shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu of foreclosure.

3.Subordination. Any Indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such Indebtedness is, hereby subordinated to the prior payment in full of the Debt (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally).  After an Event of Default, Guarantor agrees not to accept any payment or satisfaction of any kind of Indebtedness of Borrower to Guarantor and hereby agrees to assign such Indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

4.Costs and Expenses of Collection. Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all reasonable, documented costs and expenses (including reasonable third party counsel fees and any fees of a special servicer) incurred by Lender in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty of Recourse Obligations (this “Guaranty”).

5.Lender’s Right to Pay Debt. All moneys available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.

6.Waivers. To the extent permitted by Applicable Law, Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other Person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Agreement or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or the sole member of Borrower or any defect in the formation of Borrower or the sole member of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) all rights and defenses arising out of an election of remedies by Lender; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Loan Agreement or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (i) presentment, demand, protest and notice of any kind; and (j) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof.  In addition, to the extent permitted by Applicable Law, Guarantor waives all rights and defenses that Guarantor may have because the Debt is secured by real property.  This means, among other things:  (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (2) if Lender forecloses on any real property collateral pledged by Borrower, then (i) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s Debt is secured by real property.  Finally, Guarantor agrees that the payment of all sums payable under the Loan Agreement or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

Guarantor hereby acknowledges that as part of Lender's consideration for entering into the Loan, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses and Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type reflected in this Guaranty and the Loan Documents.  Guarantor hereby represents and confirms to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand, (i) the nature of all such possible defenses, (ii) the circumstances under which those defenses may arise, (iii) the benefits which those defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving those defenses.  Guarantor acknowledges that Guarantor has both undertaken the Guaranteed Obligations hereunder and given its unconditional waiver with the intent that this Guaranty and all such waivers shall be fully enforceable by Lender, and that Lender has been induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

7.Guaranteed Obligations Not Terminated, Affected or Impaired. Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of any of the following: (a) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents against any Person obligated thereunder, or against the owner of the Property, (b) any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, (c) the release or exchange of any property covered by the Security Instrument or other collateral for the Loan, (d) Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, (e) the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, or the death of any Guarantor, (f) any partial or total transfer or pledge of the interests in Borrower, or in any direct or indirect owner of Borrower, and/or the reconstitution of Borrower as a result of such transfer or pledge, regardless of whether any of the foregoing is permitted under the Loan Documents, or (g) any payment made on the Debt arising under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, whether made by Borrower or Guarantor or any other Person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder.  It is the intention of Borrower and Guarantor that the Guaranteed Obligations hereunder shall not be discharged except by Guarantor’s performance of such Guaranteed Obligations (and then only to the extent of such performance) or upon satisfaction in full and discharge of the Debt which is not subject to recoupment or similar action.  It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any Event of Default, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein. In the event that pursuant to any Creditors Rights Laws or any judgment, order or decision thereunder Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain in full force and effect.

8.Certain Acknowledgements. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty and this Guaranty shall be in full force and effect and binding on Guarantor regardless of whether Lender obtains other collateral or any guaranties from others or takes any other action contemplated by Guarantor; (c) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto, and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has not made any representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Lender have been prepared in accordance with GAAP (consistently applied) and fairly present in all material respects the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (e) Guarantor will not, without the prior written consent of Lender, sell, lease, assign (other than a collateral assignment), transfer or otherwise dispose all or substantially all of Guarantor’s assets, other than in the ordinary course of Guarantor’s business; and (f) Guarantor will not cause or consent to any action or failure to act that would result in Borrower failing to be at all times a “single purpose entity” as described in Article 6 of the Loan Agreement.

9.Guarantor’s Representations, Warranties and Covenants. Guarantor hereby warrants, represents and covenants to Lender that:

(a)Guarantor is duly organized and existing and in good standing under the laws of the state in which such entity is organized.  Guarantor is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on Guarantor’s financial condition.

(b) The execution and delivery by Guarantor of the Loan Documents to which Guarantor is a party has been duly authorized and the Loan Documents to which Guarantor is a party constitute valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

(c) The execution, delivery and performance by Guarantor of each of the Loan Documents to which Guarantor is a party do not violate any provision of any Applicable Law to which Guarantor is subject or result in any breach or default under any material contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound.

(d) There are no pending or, to Guarantor’s knowledge, threatened actions, claims, investigations, suits or proceedings before any Governmental Authority which would reasonably be expected to have a material adverse effect on the financial condition or operations of Guarantor, Borrower and the Property, taken as a whole.

(e) As of the date hereof, there are no pending assessments by any Governmental Authority of Guarantor’s income tax payable with respect to any open tax year.

(f) None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower or Guarantor, and Borrower and Guarantor, on the date hereof, will have received fair and reasonably equivalent value in good faith for the continued grant of the liens or security interests effected by the Loan Documents.  As of the date hereof, Borrower and Guarantor, taken as a whole, are, and immediately after giving effect to the Loan will be, Solvent.  As of the date hereof, Borrower and Guarantor, taken as a whole, are able to pay their debts as they become due.

(g) As of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Sections 5.5 (but with respect to Guarantor on a consolidated basis for purposes of clause (a)), 5.7, 5.8, 5.21 (with respect to all federal and material state, county, municipal and city income, personal property and other taxes and tax returns), 5.28 and 5.29 of the Loan Agreement are true and correct with respect to Guarantor, it being understood that wherever the term “Borrower” is used in each the foregoing sections it shall be deemed to be “Guarantor”, provided that the representations and covenants contained in Sections 5.28 and 5.29 shall not apply to any Person that owns a direct or indirect interest in any Publicly Traded Restricted Party.

(h) Guarantor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records reflecting the financial affairs of Guarantor.  Lender shall have the right from time to time during normal business hours upon reasonable prior written notice to Guarantor to examine such books and records at the office of Guarantor or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

10.Financial Covenants of Guarantor. So long as the Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor shall maintain (i) a minimum Net Worth (as defined herein) (excluding the Property and the Loan) of not less than $8,000,000 and (ii) Liquidity (as defined herein) of no less than $2,000,000 (the above items, (i)  and (ii), collectively, the “Minimum Financial Criteria”).

As used herein:

“Net Worth” shall mean total assets of Guarantor minus total liabilities of Guarantor, on a consolidated basis as calculated in accordance with GAAP.

“Liquidity” shall mean (a) Cash and Cash Equivalents of Guarantor and (b) marketable securities of Guarantor, each on a consolidated basis and valued in accordance with GAAP.

“Cash and Cash Equivalents” shall mean all (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively; (aa) any funds deposited or invested by Guarantor or its subsidiaries in accounts maintained with Lender and which are not held in escrow for, or pledged as security for, any obligations of Guarantor or Borrower pursuant to the Loan Documents; (bb) money market funds having assets under management in excess of $2,000,000,000.00 and/or (cc) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “security” under the Security Act of 1933 (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange.

11.Financial Condition and Reports. So long as the Debt remain outstanding (other than, following the termination of the Loan Agreement and all other Loan Documents, contingent indemnification obligations as to which no claim has been made), Guarantor shall provide or make available to Lender (i) within ninety (90) days after the end of each fiscal year the audited , consolidated financial statements of Guarantor and its subsidiaries, including (A) a consolidated balance sheet for the period then ended, a consolidated income statement for the period covered thereby, (B) a consolidated statement of cash flow and (C) a consolidated statement of change in financial position, which financial statements shall be prepared in accordance with GAAP, together with a certificate of Guarantor that (i) the Minimum Financial Criteria continues to be satisfied (including Guarantor’s calculation of Guarantor’s Net Worth and Liquidity), and (ii) that such financial statements fairly present, in all material respects, the consolidated financial condition of Guarantor and its subsidiaries as at the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated. Guarantor agrees that all financial statements shall not contain any misrepresentation or omission of a material fact which would make such financial statements inaccurate, incomplete or otherwise misleading in any material respect.

Furthermore, each legal entity obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third-party credit report on such legal entity and individual.

12.[Intentionally Omitted]

13.No Consent. Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

14.Notices. As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, and Lender, by acceptance of this Guaranty, hereby waives trial by jury in any action brought by Lender against Guarantor on this Guaranty, (b) Guarantor will maintain a place of business or an agent for service of process in the State of New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate, (c) the failure of Guarantor’s agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon, (d) if, despite the foregoing, there is for any reason no agent for service of process of Guarantor available to be served, and if Guarantor at that time has no place of business in the State of New York then Guarantor irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof, Guarantor hereby waiving personal service thereof, (e) Guarantor initially and irrevocably designates Corporation Service Company, with offices on the date hereof at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, to receive for and on behalf of Guarantor service of process in the State of New York with respect to this Guaranty, (f) with respect to any claim or action arising hereunder, Guarantor (i) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in New York County, and appellate courts from any thereof, and (ii) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (g) nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

15.Successors and Assigns. Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure.  Each reference herein to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

16.Entire Agreement. All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

17.Counterparts. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty.  The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

18.Amendments. This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Guarantor, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.Governing Law. This Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of the State of New York, without reference or giving effect to any choice of law doctrine.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty of Recourse Obligations as of the day and year first above written.

GUARANTOR:

GAIA, INC., a Colorado corporation

By: /S/ Paul Tarell
Name: Paul Tarell

       Title: Chief Financial Officer